CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 24, 2008 on the financial statements of the Capstone Church Capital Fund, formerly known as the Capstone Church Bond Fund, as of September 30, 2008 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Capstone Church Capital Fund’s Registration Statement on Form N-2.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

January 26, 2009